EXHIBIT 23.1

CONSENT OF MALCOLM POLLARD, INC.

MALCOLM L. POLLARD, Inc.
4845 W. LAKE ROAD, # 119
ERIE, PA 16505

(814)838-8258                               FAX (814838-8452

April 14, 2011

Board of Directors
Global Entertainment Holdings, Inc.
2375 E. Tropicana Ave., #8-259
Las Vegas, Nevada 89119

Gentlemen:

We hereby consent to the use of our audit report of Global Entertainment Holdings for the year ended December 31, 2010, appearing in this Annual Report on Form 10-K of Global Entertainment Holdings, Inc. for the year ended December 31, 2010.

/s/ Malcolm Pollard, Inc.
     Malcolm Pollard, CPA